Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS Second QUARTER 2023 RESULTS

•	Quarterly revenue growth of 18% compared to Q2 2022 and 3% compared to Q1 2023
•	Gross Margin expands to 69.7% / 70.5% for Q2 2023 on a GAAP / Non-GAAP basis, compared to 68.5% / 69.1%, respectively, for Q2 2022
•	Net Income improves to $0.36 / $0.52 per diluted share for Q2 2023 on a GAAP / Non-GAAP basis, compared to $0.32 / $0.42, respectively, for Q2 2022

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - July 31, 2023 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal second quarter ended July 1, 2023.

Jim Anderson, president and CEO, said, "We continued to grow both revenue and profitability in Q2 2023 on a year-over-year basis, with revenue increasing 18%, and net income on a GAAP basis growing 14% and 23% on a non-GAAP basis. We’re driving the largest product portfolio expansion in the Company’s history, which continues to create strong customer momentum. While we’re not immune to macro-economic challenges impacting the industry, we are well positioned for long-term growth in our core markets."

Sherri Luther, CFO, said, "Q2 2023 represented our thirteenth consecutive quarter of sequential growth. We achieved operating profit of 28% on a GAAP basis and 40% on a non-GAAP basis, with gross margin expansion of 120 basis points on a GAAP basis and 140 basis points on a non-GAAP basis compared to Q2 2022. We also achieved free cash flow margin of 35% and continued our share repurchase program for the eleventh consecutive quarter."

Selected Second Quarter 2023 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q2 2023	Q1 2023	Q2 2022	Q/Q	Y/Y
Revenue	$190,079	$184,310	$161,372	3.1%	17.8%
Gross Margin %	69.7%	69.8%	68.5%	(10) bps	120 bps
R&D Expense %	22.1%	19.5%	20.8%	260 bps	130 bps
SG&A Expense %	19.4%	17.7%	18.0%	170 bps	140 bps
Operating Expenses	$79,491	$69,467	$63,699	14.4%	24.8%
Income from Operations	$53,070	$59,134	$46,786	(10.3)%	13.4%
Net Income	$50,644	$55,923	$44,532	(9.4)%	13.7%
Net Income per Share - Basic	$0.37	$0.41	$0.32	$(0.04)	$ 0.05
Net Income per Share - Diluted	$0.36	$0.40	$0.32	$(0.04)	$ 0.04

	Non-GAAP* Financial Results (unaudited)
	Q2 2023	Q1 2023	Q2 2022	Q/Q	Y/Y
Revenue	$190,079	$184,310	$161,372	3.1%	17.8%
Gross Margin %	70.5%	70.3%	69.1%	20 bps	140 bps
R&D Expense %	18.0%	16.5%	17.8%	150 bps	20 bps
SG&A Expense %	12.5%	12.8%	13.1%	(30) bps	(60) bps
Operating Expenses	$58,018	$53,983	$49,943	7.5%	16.2%
Income from Operations	$75,968	$75,641	$61,553	0.4%	23.4%
Net Income	$72,509	$71,772	$59,124	1.0%	22.6%
Net Income per Share - Basic	$0.53	$0.52	$0.43	$ 0.01	$ 0.10
Net Income per Share - Diluted	$0.52	$0.51	$0.42	$ 0.01	$ 0.10

Second Quarter 2023 Highlights

•	Record Revenue: Revenue increased 18% in Q2 2023 compared to Q2 2022 and 3% compared to Q1 2023, which represented the thirteenth consecutive quarter of sequential growth.
•	Profit Growth: Gross margin expanded 120 basis points on a GAAP basis and 140 basis points on a non-GAAP basis compared to Q2 2022, with net income per diluted share increasing 13% on a GAAP basis and 24% on a non-GAAP basis compared to Q2 2022.
•

Lattice Receives Multiple Industry Awards:

• Named a 2023 Top Workplace in the Technology Industry.
• The Lattice ORAN™ solution stack was named a 2023 Edison Awards™ finalist in the commercial technology category.

• Named a 2023 SEAL Sustainability Innovation Award winner and a 2023 Environmental + Energy Leader Awards winner for Top Product of the Year.

• Won a 2023 Fortress Cyber Security Award from the Business Intelligence Group for Lattice SupplyGuard™ in the Threat Detection category.

•	May 15, 2023 Analyst and Investor Day: Lattice detailed its large and growing addressable market, its rapid product portfolio expansion and new, higher financial model targets.

Business Outlook - Third Quarter of 2023:

•	Revenue for the third quarter of 2023 is expected to be between $187 million and $197 million.
•	Gross margin percentage for the third quarter of 2023 is expected to be 70.5% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the third quarter of 2023 are expected to be between $58 million and $60 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the third quarter of 2023, certain items that affect GAAP measurement of financial measures for gross margin percentage and total operating expenses are not accessible on a forward-looking basis because such items cannot be reasonably predicted without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures, including certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for non-GAAP gross margin percentage or non-GAAP total operating expenses for second quarter guidance or a corresponding reconciliation to GAAP for the quarter. From a qualitative perspective, the differences between our GAAP measurement of financial measures for gross margin percentage and total operating expenses and our non-GAAP measure of those items will consist of items similar to those described in the financial tables later in this release for such items historically, including, for example and without limitation, certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal second quarter 2023, and business outlook on Monday, July 31 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13739896. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our rapid product portfolio expansion; accelerating customer momentum; long-term growth in core markets; large and growing addressable market; higher financial model targets; and the statements under the heading “Business Outlook - Third Quarter of 2023.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing and inflationary pressures, competitive actions, international trade disputes and sanctions, and potential impact of the COVID-19 pandemic.  Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, other (expense) income, net, income tax expense, net income, net income per share – basic, and net income per share – diluted. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects, litigation expense outside the ordinary course of business, amortization of acquired intangible assets, restructuring plans and other charges, and the estimated tax effect of these items, change in tax law and other tax adjustments. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2023	2023	2022	2023	2022
Revenue	$190,079	$184,310	$161,372	$374,389	$311,887
Cost of sales	57,518	55,709	50,887	113,227	100,635
Gross margin	132,561	128,601	110,485	261,162	211,252
Operating expenses:
Research and development	41,946	35,989	33,613	77,935	66,168
Selling, general, and administrative	36,788	32,578	29,024	69,366	57,795
Amortization of acquired intangible assets	869	870	870	1,739	2,039
Restructuring	(112)	30	136	(82)	190
Acquisition related	—	—	56	—	511
Total operating expenses	79,491	69,467	63,699	148,958	126,703
Income from operations	53,070	59,134	46,786	112,204	84,549
Interest income (expense), net	189	(555)	(891)	(366)	(1,599)
Other (expense) income, net	(176)	(95)	(243)	(271)	(265)
Income before income taxes	53,083	58,484	45,652	111,567	82,685
Income tax expense	2,439	2,561	1,120	5,000	2,075
Net income	$50,644	$55,923	$44,532	$106,567	$80,610

Net income per share:
Basic	$0.37	$0.41	$0.32	$0.77	$0.59
Diluted	$0.36	$0.40	$0.32	$0.76	$0.57

Shares used in per share calculations:
Basic	137,735	137,418	137,424	137,573	137,462
Diluted	139,768	140,101	140,170	139,966	140,657

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 1,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$103,773	$145,722
Accounts receivable, net	96,587	94,018
Inventories, net	111,490	110,375
Other current assets	32,762	29,052
Total current assets	344,612	379,167

Property and equipment, net	50,446	47,614
Operating lease right-of-use assets	14,543	17,590
Intangible assets, net	22,790	25,070
Goodwill	315,358	315,358
Other long-term assets	11,322	13,914
	$759,071	$798,713

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$41,264	$42,036
Accrued liabilities	32,877	48,467
Accrued payroll obligations	17,825	36,870
Total current liabilities	91,966	127,373

Long-term debt	43,885	128,752
Long-term operating lease liabilities, net of current portion	10,827	13,618
Other long-term liabilities	37,632	41,807
Total liabilities	184,310	311,550

Stockholders' equity	574,761	487,163
	$759,071	$798,713

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	July 1,	July 2,
	2023	2022
Cash flows from operating activities:
Net income	$106,567	$80,610
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	35,744	27,249
Depreciation and amortization	16,578	14,272
Other non-cash adjustments	3,427	3,445
Net changes in assets and liabilities	(46,858)	(32,658)
Net cash provided by (used in) operating activities	115,458	92,918
Cash flows from investing activities:
Capital expenditures	(11,943)	(8,917)
Other investing activities	(5,799)	(5,368)
Net cash provided by (used in) investing activities	(17,742)	(14,285)
Cash flows from financing activities:
Repayment of long-term debt	(85,000)	(8,750)
Repurchase of common stock	(20,006)	(50,161)
Net cash flows related to stock compensation exercises	(34,439)	(32,182)
Net cash provided by (used in) financing activities	(139,445)	(91,093)
Effect of exchange rate change on cash	(220)	(1,228)
Net increase (decrease) in cash and cash equivalents	(41,949)	(13,688)
Beginning cash and cash equivalents	145,722	131,570
Ending cash and cash equivalents	$103,773	$117,882

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$2,962	$1,337
Income taxes paid, net of refunds	$6,837	$2,355
Operating lease payments	$4,082	$3,706

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	July 1,	April 1,	July 2,
	2023	2023	2022
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	46	45	53
Inventory Days (DIO)	177	192	139

Revenue % (by Geography)
Asia	63%	57%	73%
Americas	17%	23%	14%
Europe (incl. Africa)	20%	20%	13%

Revenue % (by End Market) *
Communications and Computing	34%	36%	45%
Industrial and Automotive	61%	59%	46%
Consumer	5%	5%	9%

Revenue $M (by End Market) *
Communications and Computing	$64.2	$66.3	$72.6
Industrial and Automotive	$115.5	$108.3	$74.5
Consumer	$10.4	$9.7	$14.3

Revenue % (by Channel)
Distribution	89%	88%	89%
Direct	11%	12%	11%

* During the first quarter of fiscal 2023, we realigned our end market categories. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 1,	April 1,	July 2,
	2023	2023	2022
Gross Margin Reconciliation
GAAP Gross margin	$132,561	$128,601	$110,485
Stock-based compensation - gross margin (1)	1,425	1,023	1,011
Non-GAAP Gross margin	$133,986	$129,624	$111,496

Gross Margin % Reconciliation
GAAP Gross margin %	69.7%	69.8%	68.5%
Cumulative effect of non-GAAP Gross Margin adjustments	0.8%	0.5%	0.6%
Non-GAAP Gross margin %	70.5%	70.3%	69.1%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	22.1%	19.5%	20.8%
Stock-based compensation - R&D (1)	(4.1)%	(3.0)%	(3.0)%
Non-GAAP R&D Expense %	18.0%	16.5%	17.8%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	19.4%	17.7%	18.0%
Stock-based compensation - SG&A (1)	(6.7)%	(4.7)%	(4.9)%
Litigation expense (2)	(0.2)%	(0.2)%	—%
Non-GAAP SG&A Expense %	12.5%	12.8%	13.1%

Operating Expenses Reconciliation
GAAP Operating expenses	$79,491	$69,467	$63,699
Stock-based compensation - operations (1)	(20,277)	(14,296)	(12,694)
Litigation expense (2)	(439)	(288)	—
Amortization of acquired intangible assets	(869)	(870)	(870)
Restructuring and other	112	(30)	(192)
Non-GAAP Operating expenses	$58,018	$53,983	$49,943

Income from Operations Reconciliation
GAAP Income from operations	$53,070	$59,134	$46,786
Stock-based compensation - gross margin (1)	1,425	1,023	1,011
Stock-based compensation - operations (1)	20,277	14,296	12,694
Litigation expense (2)	439	288	—
Amortization of acquired intangible assets	869	870	870
Restructuring and other	(112)	30	192
Non-GAAP Income from operations	$75,968	$75,641	$61,553

Income from Operations % Reconciliation
GAAP Income from operations %	27.9%	32.1%	29.0%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	12.1%	8.9%	9.1%
Non-GAAP Income from operations %	40.0%	41.0%	38.1%

(1)	The non-GAAP adjustments for Stock-based compensation include related payroll tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 1,	April 1,	July 2,
	2023	2023	2022
Income Tax Expense Reconciliation
GAAP Income tax expense	$2,439	$2,561	$1,120
Estimated tax effect of non-GAAP adjustments	1,372	1,670	175
Change in tax law (3)	(339)	(1,012)	—
Non-GAAP Income tax expense	$3,472	$3,219	$1,295

Net Income Reconciliation
GAAP Net income	$50,644	$55,923	$44,532
Stock-based compensation - gross margin (1)	1,425	1,023	1,011
Stock-based compensation - operations (1)	20,277	14,296	12,694
Litigation expense (2)	439	288	—
Amortization of acquired intangible assets	869	870	870
Restructuring and other	(112)	30	192
Estimated tax effect of non-GAAP adjustments	(1,372)	(1,670)	(175)
Change in tax law (3)	339	1,012	—
Non-GAAP Net income	$72,509	$71,772	$59,124

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.37	$0.41	$0.32
Cumulative effect of Non-GAAP adjustments	0.16	0.11	0.11
Non-GAAP Net income per share - basic	$0.53	$0.52	$0.43

GAAP Net income per share - diluted	$0.36	$0.40	$0.32
Cumulative effect of Non-GAAP adjustments	0.16	0.11	0.10
Non-GAAP Net income per share - diluted	$0.52	$0.51	$0.42

Shares used in per share calculations:
Basic	137,735	137,418	137,424
Diluted	139,768	140,101	140,170

(1)	The non-GAAP adjustments for Stock-based compensation include related payroll tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Adjustments for Change in tax law reflect an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes.